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                           NINTH AMENDED AND RESTATED
                               MULTIPLE CLASS PLAN
                                       OF
                           THE AIM FAMILY OF FUNDS(R)

1. This Multiple Class Plan (the "Plan") adopted in accordance with Rule 18f-3 under the Act shall govern the terms and conditions under which the Funds may issue separate Classes of Shares representing interests in one or more Portfolios of each Fund.

2. Definitions. As used herein, the terms set forth below shall have the meanings ascribed to them below.

     (a)  Act -- Investment Company Act of 1940, as amended.

     (b) AIM Cash Reserve Shares-- shall mean the AIM Cash Reserve Shares Class of AIM Money Market Fund, a Portfolio of AIM Investment Securities Funds.

     (c)  CDSC -- contingent deferred sales charge.

     (d) CDSC Period -- the period of years following acquisition of Shares during which such Shares may be assessed a CDSC upon redemption.

     (e) Class -- a class of Shares of a Fund representing an interest in a Portfolio.

     (f) Class A Shares -- shall mean those Shares designated as Class A Shares in the Fund's organizing documents.

     (g) Class A3 Shares -- shall mean those Shares designated as Class A3 Shares in the Fund's organizing documents.

     (h) Class B Shares -- shall mean those Shares designated as Class B Shares in the Fund's organizing documents.

     (i) Class B1 Shares - shall mean those shares designated as Class B1 Shares in the Fund's organizing documents.

     (j) Class C Shares -- shall mean those Shares designated as Class C Shares in the Fund's organizing documents.

     (k) Class K Shares -- shall mean those Shares designated as Class K Shares in the Fund's organizing documents.

     (l) Class P Shares -- shall mean those Shares designated as Class P Shares in the Fund's organizing documents.

     (m) Class R Shares -- shall mean those Shares designated as Class R Shares in the Fund's organizing documents.

     (n) Distribution Expenses -- expenses incurred in activities which are primarily intended to result in the distribution and sale of Shares as authorized in a Plan of Distribution and/or agreements relating thereto.

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     (o)  Distribution Fee -- a fee paid to the Distributor and/or financial intermediaries for Distribution Expenses.

     (p) Distributor -- A I M Distributors, Inc. or Fund Management Company, as applicable.

     (q) Fund -- those investment companies advised by A I M Advisors, Inc. which have adopted this Plan.

     (r) Institutional Class Shares -- shall mean those Shares designated as Institutional Class Shares in the Fund's organizing documents and representing an interest in a Portfolio distributed by A I M Distributors, Inc. that are offered for sale to institutional customers as may be approved by the Trustees from time to time and as set forth in the Prospectus.

     (s) Institutional Money Market Fund Shares -- shall mean those Shares designated as Cash Management Class Shares, Corporate Class Shares, Institutional Class Shares, Personal Investment Class Shares, Private Investment Class Shares, Reserve Class Shares, Resource Class Shares and Sweep Class Shares in the Fund's organizing documents and representing an interest in a Portfolio distributed by Fund Management Company that are offered for sale to institutional customers as may be approved by the Trustees from time to time and as set forth in the Prospectus.

     (t) Investor Class Shares -- shall mean those Shares designated as Investor Class Shares in the Fund's organizing documents.

     (u) Plan of Distribution-- any plan adopted under Rule 12b-1 under the Act with respect to payment of a Distribution Fee and/or Service Fee.

     (v) Portfolio -- a series of the Shares of a Fund constituting a separate investment portfolio of the Fund.

     (w) Prospectus -- the then currently effective prospectus and statement of additional information of a Portfolio.

     (x) Service Fee -- a fee paid to the Distributor and/or financial intermediaries for the ongoing provision of personal services to Fund shareholders and/or the maintenance of shareholder accounts.

     (y) Share -- a share of common stock or beneficial interest in a Fund, as applicable.

     (z)  Trustees -- the directors or trustees of a Fund.

3.   Allocation of Income and Expenses.

     (a) Distribution Fees and Service Fees -- Each Class shall bear directly any and all Distribution Fees and/or Service Fees payable by such Class pursuant to a Plan of Distribution adopted by the Fund with respect to such Class.


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     (b)  Transfer Agency and Shareholder Recordkeeping Fees --Class P Shares --
          The Class P Shares shall bear directly the transfer agency fees and expenses and other shareholder recordkeeping fees and expenses incurred with respect to such Class.

     (c) Transfer Agency and Shareholder Recordkeeping Fees -- Institutional Class Shares -- The Institutional Class Shares shall bear directly the transfer agency fees and expenses and other shareholder recordkeeping fees and expenses incurred with respect to such Class.

     (d) Transfer Agency and Shareholder Recordkeeping Fees -- All Shares except Class P Shares and Institutional Class Shares -- Each Class of Shares, except Class P Shares and Institutional Class Shares, shall bear proportionately the transfer agency fees and expenses and other shareholder recordkeeping fees and expenses incurred with respect to such Classes, based on the relative net assets attributable to each such Class.

     (e) Allocation of Other Expenses -- Each Class shall bear proportionately all other expenses incurred by a Portfolio based on the relative net assets attributable to each such Class.

     (f) Allocation of Income, Gains and Losses -- Except to the extent provided in the following sentence, each Portfolio will allocate income and realized and unrealized capital gains and losses to a Class based on the relative net assets of each Class. Notwithstanding the foregoing, each Portfolio that declares dividends on a daily basis will allocate income on the basis of settled Shares.

     (g) Waiver of Fees and Reimbursement of Expenses -- A Portfolio's adviser, underwriter or any other provider of services to the Portfolio may waive fees payable by, or reimburse expenses of, a Class, to the extent that such fees and expenses are payable, or have been paid, to such provider, and have been allocated solely to that Class as a Class expense. Such provider may also waive fees payable, or reimburse expenses paid, by all Classes in a Portfolio to the extent such fees and expenses have been allocated to such Classes in accordance with relative net assets.

4. Distribution and Servicing Arrangements. The distribution and servicing arrangements identified below will apply for the following Classes offered by a Fund with respect to a Portfolio. The provisions of the Prospectus describing the distribution and servicing arrangements are incorporated herein by this reference.

     (a) AIM Cash Reserve Shares. AIM Cash Reserve Shares shall be (i) offered at net asset value, and (ii) subject to ongoing Service Fees and/or Distribution Fees approved from time to time by the Trustees and set forth in the Prospectus.

     (b) Class A Shares. Class A Shares shall be offered at net asset value plus a front-end sales charge as approved from time to time by the Trustees and set forth in the Prospectus, which sales charge may be reduced or eliminated for certain money market fund shares, for larger purchases, under a combined purchase privilege, under a right of accumulation, under a letter of intent or for certain categories of purchasers as permitted by Section 22(d) of the Act and as set forth


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          in the Prospectus. Class A Shares that are not subject to a front-end sales charge as a result of the foregoing shall be subject to a CDSC for the CDSC Period set forth in Section 5(a) of this Plan if so provided in the Prospectus. The offering price of Shares subject to a front-end sales charge shall be computed in accordance with Rule 22c-1 and Section 22(d) of the Act and the rules and regulations thereunder. Class A Shares shall be subject to ongoing Service Fees and/or Distribution Fees approved from time to time by the Trustees and set forth in the Prospectus.

     (c) Class A3 Shares. Class A3 Shares shall be (i) offered at net asset value, and (ii) subject to ongoing Service Fees and/or Distribution Fees approved from time to time by the Trustees and set forth in the Prospectus.

     (d) Class B Shares. Class B Shares shall be (i) offered at net asset value, (ii) subject to a CDSC for the CDSC Period set forth in Section 5(c), (iii) subject to ongoing Service Fees and/or Distribution Fees approved from time to time by the Trustees and set forth in the Prospectus, and subject to the exceptions below, (iv) converted to Class A Shares eight years from the end of the calendar month in which the shareholder's order to purchase was accepted, as set forth in the Prospectus.

          Class B Shares of AIM Global Equity Fund (formerly AIM Global Trends
          Fund) acquired prior to June 1, 1998 which are continuously held in AIM Global Equity Fund shall convert to Class A Shares seven years from the end of the calendar month in which the shareholder's order to purchase was accepted, as set forth in the Prospectus.

          Class B Shares of AIM Money Market Fund will convert to AIM Cash Reserve Shares of AIM Money Market Fund.

     (e) Class B1 Shares. Class B1 Shares shall be (i) offered at net asset value, (ii) subject to a CDSC for the CDSC Period set forth in Section 5(d), (iii) subject to on-going Service Fees and/or Distribution Fees approved from time to time by the Trustees and set forth in the Prospectus, and (iv) converted to Class A Shares four years from the end of the calendar month in which the shareholder's order to purchase Class B shares of AIM Floating Rate Fund ("AFRF"), the precedessor of AIM Counselor Series Trust's series portfolio, AIM Floating Rate Fund ("New FRF") was accepted, as set forth in the Prospectus.

     (f) Class C Shares. Class C Shares shall be (i) offered at net asset value, (ii) subject to a CDSC for the CDSC Period set forth in Section 5(d) if so provided in the Prospectus, and (iii) subject to ongoing Service Fees and/or Distribution Fees approved from time to time by the Trustees and set forth in the Prospectus.

     (g) Class K Shares. Class K Shares shall be (i) offered at net asset value, (ii) subject to a CDSC for the CDSC Period set forth in Section 5(e), (iii) subject to on-going Service Fees and/or Distribution Fees approved from time to time by the Trustees and set forth in the Prospectus, and (iv) converted (the "Class K Conversion") to Class A Shares on October 21, 2005 at 5:00 p.m. Eastern time, or such later date and time as the officers of the Trust shall determine (the "Effective Time").


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     (h)  Class P Shares. Class P Shares shall be (i) offered at net asset value, and (ii) subject to on-going Service Fees and/or Distribution Fees approved from time to time by the Trustees and set forth in the Prospectus.

     (i) Class R Shares. Class R Shares shall be (i) offered at net asset value, (ii) subject to a CDSC for the CDSC Period set forth in Section 5(f), and (iii) subject to on-going Service Fees and/or Distribution Fees approved from time to time by the Trustees and set forth in the Prospectus.

     (j) Institutional Class Shares. Institutional Class Shares shall be (i) offered at net asset value and (ii) offered only to certain categories of institutional customers as approved from time to time by the Trustees and as set forth in the Prospectus.

     (k) Institutional Money Market Fund Shares. Institutional Money Market Fund Shares shall be (i) offered at net asset value, (ii) offered only to certain categories of institutional customers as approved from time to time by the Trustees and as set forth in the Prospectus, and (iii) may be subject to ongoing Service Fees and/or Distribution Fees as approved from time to time by the Trustees and set forth in the Prospectus.

     (l) Investor Class Shares. Investor Class Shares shall be (i) offered at net asset value, (ii) offered only to certain categories of customers as approved from time to time by the Trustees and as set forth in the Prospectus, and (iii) may be subject to ongoing Service Fees and/or Distribution Fees as approved from time to time by the Trustees and set forth in the Prospectus.

5. CDSC. A CDSC shall be imposed upon redemptions of Class A Shares that do not incur a front-end sales charge, and of certain AIM Cash Reserve Shares, Class B Shares, Class B1 Shares, Class C Shares, Class K and Class R Shares as follows:

     (a) AIM Cash Reserve Shares. AIM Cash Reserve Shares acquired through exchange of Class A Shares of another Portfolio may be subject to a CDSC for the CDSC Period set forth in Section 5(b) of this Plan if so provided in the Prospectus.

     (b) Class A Shares. The CDSC Period for Class A Shares that are subject to a CDSC shall be the period set forth in the Fund's Prospectus. The CDSC rate shall be as set forth in the Prospectus, the relevant portions of which are incorporated herein by this reference. No CDSC shall be imposed on Class A Shares unless so provided in a Prospectus.

     (c) Class B Shares. The CDSC Period for the Class B Shares shall be six years. The CDSC rate for the Class B Shares shall be as set forth in the Prospectus, the relevant portions of which are incorporated herein by this reference.

     (d) Class B1 Shares. The CDSC Period for the Class B1 Shares shall be four years. The CDSC rate for the Class B1 Shares shall be as set forth in the Prospectus, the relevant portions of which are incorporated herein by this reference.

     (e) Class C Shares. The CDSC Period for the Class C Shares that are subject to a CDSC shall be one year. The CDSC rate for the Class C Shares that are subject


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          to a CDSC shall be as set forth in the Prospectus, the relevant portions of which are incorporated herein by reference.

     (f) Class K Shares. The CDSC Period for the Class K Shares that are subject to a CDSC shall be the period set forth in the Prospectus. The CDSC rate for the Class K Shares that are subject to a CDSC shall be as set forth in the Prospectus, the relevant portions of which are incorporated herein by reference.

     (g) Class R Shares. The CDSC Period for the Class R Shares that are subject to a CDSC shall be the period set forth in the Prospectus. The CDSC rate for the Class R Shares that are subject to a CDSC shall be as set forth in the Prospectus, the relevant portions of which are incorporated herein by reference.

     (h) Method of Calculation. The CDSC shall be assessed on an amount equal to the lesser of the then current market value or the cost of the Shares being redeemed. No CDSC shall be imposed on increases in the net asset value of the Shares being redeemed above the initial purchase price. No CDSC shall be assessed on Shares derived from reinvestment of dividends or capital gains distributions. The order in which Shares are to be redeemed when not all of such Shares would be subject to a CDSC shall be determined by the Distributor in accordance with the provisions of Rule 6c-10 under the Act.

     (i) Waiver. The Distributor may in its discretion waive a CDSC otherwise due upon the redemption of Shares on terms disclosed in the Prospectus and, for the Class A Shares and AIM Cash Reserve Shares, as allowed under Rule 6c-10 under the Act.

     (j) CDSC Computation. The CDSC payable upon redemption of AIM Cash Reserve Shares, Class A Shares, Class B Shares, Class B1 Shares, Class C Shares, Class K and Class R Shares subject to a CDSC shall be computed in the manner described in the Prospectus.

6. Exchange Privileges. Exchanges of Shares, except for Institutional Money Market Fund Shares, shall be permitted between Funds as follows:

     (a) Shares of a Portfolio generally may be exchanged for Shares of the same Class of another Portfolio or where so provided for in the Prospectus, another registered investment company distributed by A I M Distributors, Inc. subject to such exceptions and such terms and limitations as are disclosed in the Prospectus.

     (b) Shares of a Portfolio generally may not be exchanged for Shares of a different Class of that Portfolio or another Portfolio or another registered investment company distributed by A I M Distributors, Inc. subject to such exceptions and such terms and limitations as are disclosed in the Prospectus.

     (c) Depending upon the Portfolio from which and into which an exchange is being made and when the shares were purchased, shares being acquired in an exchange may be acquired at their offering price, at their net asset value or by paying the difference in sales charges, as disclosed in the Prospectus.


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7.   Service Fees and Distribution Fees. The Service Fee and Distribution Fee
     applicable to any Class shall be those set forth in the Prospectus, relevant portions of which are incorporated herein by this reference. All other terms and conditions with respect to Service Fees and Distribution Fees shall be governed by the Plan of Distribution and/or agreements relating thereto adopted by the Fund with respect to such fees and Rule 12b-1 of the Act.

8.   Conversion of Class B Shares.

     (a) Shares Received upon Reinvestment of Dividends and Distributions -- Shares purchased through the reinvestment of dividends and distributions paid on Shares subject to conversion shall be treated as if held in a separate sub-account. Each time any Shares in a Shareholder's account (other than Shares held in the sub-account) convert to Class A Shares, a proportionate number of Shares held in the sub-account shall also convert to Class A Shares.

     (b) Conversions on Basis of Relative Net Asset Value -- All conversions shall be effected on the basis of the relative net asset values of the two Classes without the imposition of any sales load or other charge.

     (c) Amendments to Plan of Distribution for Class A Shares -- If any amendment is proposed to the Plan of Distribution under which Service Fees and Distribution Fees are paid with respect to Class A Shares of a Fund that would increase materially the amount to be borne by those Class A Shares, then no Class B Shares shall convert into Class A Shares of that Fund until the holders of Class B Shares of that Fund have also approved the proposed amendment. If the holders of such Class B Shares do not approve the proposed amendment, the Trustees of the Fund and the Distributor shall take such action as is necessary to ensure that the Class voting against the amendment shall convert into another Class identical in all material respects to Class A Shares of the Fund as constituted prior to the amendment.

9.   Conversion of Class B1 Shares.

     (a) Shares Received upon Reinvestment of Dividends and Distributions --Shares issued in connection with the conversion of AFRF into New FRF that represent Class B shares of AFRF acquired through the reinvestment of dividends and distributions, and Shares acquired through the reinvestment of dividends and distributions paid in respect of Shares shall be treated as if held in a separate sub-account. Each time any Shares in a Shareholder's account (other than Shares held in the sub-account) convert to Class A Shares, a proportionate number of Shares held in the sub-account shall also convert to Class A Shares.

     (b) Conversions on Basis of Relative Net Asset Value -- All conversions shall be effected on the basis of the relative net asset values of the two Classes without the imposition of any sales load or other charge.

     (c) Amendments to Plan of Distribution for Class A Shares -- If any amendment is proposed to the Plan of Distribution under which Service Fees and Distribution Fees are paid with respect to Class A Shares of a Fund that would increase materially the amount to be borne by those Class A Shares, then no Class B1


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          Shares shall convert into Class A Shares of that Fund until the holders of Class B1 Shares of that Fund have also approved the proposed amendment. If the holders of such Class B1 Shares do not approve the proposed amendment, the Trustees of the Fund and the Distributor shall take such action as is necessary to ensure that the Class voting against the amendment shall convert into another Class identical in all material respects to Class A Shares of the Fund as constituted prior to the amendment.

10.  Conversion of Class K Shares.

     (a) Conversions on Basis of Relative Net Asset Value -- The Class K Conversion shall be effected on the basis of the relative net asset values of the two Classes without the imposition of any sales load or other charge.

     (b) Amendments to Plan of Distribution for Class A Shares -- If, prior to the Effective Time, any amendment is proposed to the Plan of Distribution under which Service Fees and Distribution Fees are paid with respect to Class A Shares of a Fund that would increase materially the amount to be borne by those Class A Shares, then no Class K Shares shall convert into Class A Shares of that Fund until the holders of Class K Shares of that Fund have also approved the proposed amendment. If the holders of such Class K Shares do not approve the proposed amendment, the Trustees of the Fund and the Distributor shall take such action as is necessary to ensure that the Class voting against the amendment shall convert into another Class identical in all material respects to Class A Shares of the Fund as constituted prior to the amendment.

10. Effective Date. This Plan shall not take effect until a majority of the Trustees of a Fund, including a majority of the Trustees who are not interested persons of the Fund, shall find that the Plan, as proposed and including the expense allocations, is in the best interests of each Class individually and the Fund as a whole.

11. Amendments. This Plan may not be amended to materially change the provisions of this Plan unless such amendment is approved in the manner specified in Section 10 above.

12. Administration of Plan. This Plan shall be administered in compliance with all applicable provisions of the Act and all applicable rules promulgated under the Act, including but not limited to Rule 18f-3, Rule 6c-10 (with respect to the imposition of CDSCs upon the redemption of Shares) and Rule 11a-3 (with respect to exchange privileges among Shares).

Effective December 12, 2001, as amended and restated: March 4, 2002, July 21, 2003, August 18, 2003, May 12, 2004, February 25, 2005, June 30, 2005 August 4,
2005, and as further amended and restated December 6, 2005.


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